UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On August 28, 2009, Blue Ridge WNJ, LLC, a wholly-owned subsidiary of Blue Ridge Real Estate Company, (the “Company”), entered into a Mortgage and Security Agreement (“Mortgage”), a Senior Secured Note (the “Note”) and Note Purchase Agreement (the “Purchase Agreement) with Wells Fargo Bank Northwest N.A., as Trustee (the “Mortgagee”).

Under the terms of the Mortgage, Note and Purchase Agreement, the Mortgagee has extended the principal sum of $4,038,000 (the “Loan”) to the Company.  The Note is secured by the Mortgage, which encumbers certain real property known as the Walgreen Store located in Dover Township, Ocean County, New Jersey.

Pursuant to the Note, the Company has agreed to pay to the order of the Mortgagee, beginning on September 15, 2009, principal and interest on a monthly basis until the maturity date, which is August 15, 2031 (the “Maturity Date”).  The interest rate will be six and nine tenths percent (6.90%) per annum computed on the basis of a 360-day year of twelve 30-day months.

The Mortgagee may accelerate payment of the entire unpaid principal balance, premium, if any, and all accrued but unpaid interest of the Note in the event of default on the loan as set forth in Purchase Agreement.

The Purchase Agreement contains customary events of default. The outstanding principal amount on such Note may be prepaid in its entirety by the Company at any time, subject to the payment of a premium, upon at least 30 days written notice to the Bank.

A portion of the proceeds of the loan equal to $3,010,755 where used to payoff an existing promissory note outstanding with State Farm Bank which encumbered the New Jersey Walgreens property.  The remaining proceeds of the Note will be used to pay down other Company debt.

The foregoing is only a summary of the Mortgage, Note and Purchase Agreement.  You are urged to read the Mortgage, Note and Purchase Agreement in their entirety for a more complete description of the terms and conditions of each.  A copy of each of the Mortgage, Note and Purchase Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The description of the terms and conditions of the Mortgage, Note and Purchase Agreement in “Item 1.01. Entry into a Material Definitive Agreement” of this Report is incorporated into this Item 2.03 by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Mortgage and Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement dated August 28, 2009, between Blue Ridge WNJ, LLC and Wells Fargo Bank Northwest, N.A. as Trustee
10.2	$4,038,000 6.90% Senior Secured Note, dated August 28, 2009, between Blue Ridge WNJ, LLC and Wells Fargo Bank Northwest, N.A. as Trustee
10.3	Note Purchase Agreement dated August 28, 2009, between Blue Ridge WNJ, LLC and Wells Fargo Bank Northwest, N.A. as Trustee

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: September 3, 2009	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mortgage and Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement dated August 28, 2009, between Blue Ridge WNJ, LLC and Wells Fargo Bank Northwest, N.A. as Trustee
10.2	$4,038,000 6.90% Senior Secured Note, dated August 28, 2009, between Blue Ridge WNJ, LLC and Wells Fargo Bank Northwest, N.A. as Trustee
10.3	Note Purchase Agreement dated August 28, 2009, between Blue Ridge WNJ, LLC and Wells Fargo Bank Northwest, N.A. as Trustee